UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2013

HMS Income Fund, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2013, the Board of Directors (the “Board”) of HMS Income Fund, Inc. (the “Company”) received and accepted the resignation of Vincent D. Foster from the Board effective February 25, 2013. Mr. Foster tendered his resignation in order to allow the Company to comply with the Investment Company Act of 1940 which requires a majority of the members of the Board to be independent. Upon the addition of another independent director, it is expected that a senior officer of Main Street Capital Corporation will join the Board.

Additionally, on February 25, 2013, (1) the Board received and accepted notice of Charles N. Hazen’s decision to retire from his role as Chief Executive Officer of the Company and the general partner of the Company’s advisor, HMS Adviser LP (the “Adviser”); (2) the Board appointed Sherri W. Schugart as the Company's President and Chief Executive Officer; and (3) Ms. Schugart resigned as the Chief Operating Officer of the general partner of the Adviser, which position will be left unfilled, and was appointed its President and Chief Executive Officer. In addition to Mr. Hazen’s retirement from the positions described above, Mr. Hazen resigned as a director of Hines Securities, Inc. (“HSI”), the Company’s dealer-manager, for which Ms. Schugart currently serves as a director. Mr. Hazen's retirement and the resignations and appointments described above will be effective March 15, 2013. Mr. Hazen will continue to serve as the Chairman of the Board, and will also remain an employee of Hines Interests Limited Partnership (“Hines”), the Company’s sponsor, for one year following his retirement to participate in and advise on various matters within Hines.

Ms. Schugart, 47, joined Hines in 1995. Ms. Schugart was recently appointed to serve as the President and CEO of Hines Global REIT, Inc. (“Hines Global”), and Hines REIT, Inc. (“Hines REIT”) and their respective advisers, as well as the Hines U.S. Core Office Fund LP (the “Core Fund”). Ms. Schugart has served as the Chief Operating Officer for Hines Global, Hines REIT and the Core Fund and the general partner of the advisors of Hines Global and Hines REIT since November 1, 2011. As discussed above, Ms. Schugart has also served as the Chief Operating Officer of the general partner of the Adviser since December 2011. In these positions, Ms. Schugart has been responsible for the execution of each entity’s business plan and oversight of day-to-day business operations, including issues related to portfolio strategy, asset management, tenant credit underwriting, and all other operational and financial matters. Prior to that time, Ms. Schugart served as the Chief Financial Officer of Hines Global and the general partner of its advisor from December 2008 through October 2011 and as the Chief Financial Officer of Hines REIT and the general partner of its advisor from August 2003 through October 2011. In addition, Ms. Schugart served as the Chief Financial Officer of the Core Fund from July 2004 through October 2011. She has also been a Senior Managing Director of the general partner of Hines since October 2007 and has served as a director of HSI since August 2003. Prior to holding these positions she was a Vice President in Hines’ Capital Markets Group, raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart has been responsible for arranging more than $10.0 billion in equity and debt for Hines’ public and private investment funds. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she served both public and private clients in the real estate, construction, finance and banking industries. She holds a Bachelor of Business Administration degree in Accounting from Southwest Texas State University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

February 27, 2013	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary

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